Exhibit 10.11

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”

EXECUTION VERSION

MORTGAGE AGREEMENT

OVER

COLLATERAL ACCOUNT

DATED 21 JULY 2023

BETWEEN

VNG CORPORATION

as Securing Party,

CITIBANK N.A., SINGAPORE BRANCH

as Secured Party,

CITIBANK, N.A., HANOI BRANCH

as Authorised Agent

and

BIGV TECHNOLOGY CORPORATION

as Borrower

CONTENTS

Clause

1.	Definitions	3
2.	The Facility Agreement	6
3.	Creation of Security	7
4.	Registration	7
5.	Representations and Warranties	8
6.	Restrictions on Dealings	9
7.	Use of the Security Assets	9
8.	When Security Becomes Enforceable	9
9.	Enforcement of Security	10
10.	Enforcement Agent	12
11.	Mandatory Top-Up and Partial Withdrawal	13
12.	Account	14
13.	Expenses and Indemnity	19
14.	Further Assurances	19
15.	Preservation of Security	20
16.	Other Obligations of the Securing Party	21
17.	Release	21
18.	Obligations Absolute, Calculations and Certificates	21
19.	Miscellaneous	22
20.	Notices	22
21.	Partial Invalidity	23
22.	Changes to the Parties	23
23.	Number of Original Copies	23
24.	Governing Law	24
25.	Jurisdiction	24
SCHEDULE 1. FORM OF ENFORCEMENT NOTICE		25
SCHEDULE 2. FORM OF DEFAULT INSTRUCTION		26
SCHEDULE 3. FORM OF TOP-UP NOTICE		27
SCHEDULE 4. AUTHORISED SIGNATORIES AND CALLBACK CONTACTS		28
SCHEDULE 5. FORM OF PAYMENT INSTRUCTION		29
Signatories		31

THIS AGREEMENT is dated 21 July 2023 between:

(1)

VNG CORPORATION, a joint stock company established and existing under the laws of Vietnam pursuant to the enterprise registration certificate number 0303490096 with registered address at Z06, Street 13, Tan Thuan Dong Ward, District 7, Ho Chi Minh City, Vietnam as the securing party (the Securing Party);

(2)	CITIBANK N.A., SINGAPORE BRANCH, a bank with registered address at 8 Marina View #16-00, Asia Square Tower 1, Singapore 018960 as the secured party (the Secured Party);

(3)

BIGV TECHNOLOGY CORPORATION, a joint stock company established and existing under the laws of Vietnam pursuant to the enterprise registration certificate number 0316949845 with registered address at Golden King Building, No. 15, Nguyen Luong Bang, Tan Phu Ward, District 7, Ho Chi Minh City, Vietnam as the borrower (the Borrower); and

(4)

CITIBANK, N.A., HANOI BRANCH, having its registered address at Ground Floor, Floors 11, 12A and 12B, Horison Building, No. 40 Cat Linh Street, Cat Linh Ward, Dong Da District, Hanoi City, Vietnam, as the account servicing bank and security servicing bank (the Authorised Agent).

WHEREAS

(A)

Pursuant to the Facility Agreement (as defined below) entered into between the Secured Party and the Borrower, the Secured Party has, subject to the terms and conditions set forth therein, agreed to provide to the Borrower a term loan facility in an aggregate amount of up to US$135,000,000;

(B)

In consideration of, and as a condition precedent to, the Secured Party advancing loans under the Facility Agreement, VNG Limited (as defined below) and the Secured Party shall on or about the date of this Agreement enter into a Singapore law charge over account pursuant to which, VNG Limited charges and agrees to charge in favour of the Secured Party all of its present and future rights, title, interest and benefits in, under and to the Collateral Account (VNG Limited) (as defined below) (“Charge over Account (VNG Limited)”); and

(C)

In consideration of, and as a condition precedent to, the Secured Party advancing loans under the Facility Agreement, the Securing Party has agreed to enter into this Agreement as security for the performance of the Borrower’s obligations to the Secured Party under the Facility Agreement in accordance with the terms and conditions set out herein.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1.	Definition

Agreement means this mortgage agreement and all of its amendments, supplements, replacements and renewals hereto from time to time.

Applicable Law means all applicable laws, statutes, rules, regulations, orders, writs, judgments, decrees, injunctions, administrative interpretations, directives, decisions, circulars, policies, guidelines and pronouncements of any Governmental Authority.

Authorised Signatory means a person named in Part 1 of Schedule 4.

Business Day(s) means a day on which banks are generally open for business in Vietnam and Singapore and which is not a Saturday, Sunday or a public holiday in Vietnam, Hong Kong and Singapore.

Callback Contact means a person named in Part 2 of Schedule 4.

Citi Company means Citibank, N.A., or any branch (other than Citibank, N.A., Hanoi Branch), or any direct or indirect subsidiary of Citibank N.A.

Collateral Accounts means the Collateral Account (VN OpCo) and the Collateral Account (VNG Limited).

Collateral Account (VN OpCo) means the VND non-interest bearing account with account number [***] and account name VNG Corporation held and maintained by the Securing Party with the Authorised Agent (including any account(s) being a renewal, redesignation, additional or replacement of any of such account(s) from time to time).

Collateral Account (VNG Limited) means the USD denominated account number [***] of VNG Limited opened and maintained with the Secured Party (including any account(s) being a renewal, redesignation, additional or replacement of any of such account(s) from time to time).

Collateral Cover Ratio means, at any time, the ratio in accordance with the following formula:

C / O

where:

O means, on any Business Day, the aggregate amount of the outstanding Loans at that time and all other amounts then due from the Borrower under the Finance Documents (including interest accrued), as determined by the Secured Party (and where such amount is being calculated for the purpose of determining the Collateral Cover Ratio (a) on or prior to a Utilisation Date, such amount shall include the relevant Loan to be made on that Utilisation Date and (b) on any repayment or prepayment date, such amount shall not include the relevant principal repaid or prepaid on such date of repayment or prepayment to the extent that such repayment or prepayment has been made); and

C is the Credit Balance in USD (and if any part of such Credit Balance is not denominated in USD, 90.9% of such amount translated into USD based on the exchange rate determined pursuant to Clause 18.3 (Currency Conversion) of the Facility Agreement).

Credit Balance means (a) the aggregate credit balance deposited in the Collateral Accounts from time to time, and (b) the total amount of Deposits.

Default Instruction means an instruction substantially in the form set out in Schedule 2.

Deposits means all deposits placed with and/or maintained by VNG Limited with the Lender as renewed and re-designated (whether represented or evidenced by a new deposit receipt number or otherwise), replaced or converted into other currencies from time to time and provided to the Lender as security under the Charge over Account (VNG Limited).

Enforcement Agent has the meaning given to it in Clause 10.1.

Enforcement Notice means a notice substantially in the form set out in Schedule 1.

Facility means the term loan facility made available under the Facility Agreement.

Facility Agreement means the US$135,000,000 loan facility agreement dated on or about the date hereof between the Secured Party and the Borrower.

Final Repayment Date means the date falling 330 days from the first Utilisation Date.

Governmental Authority means any applicable government or governmental, semi-governmental, arbitral, legislative or judicial entity, agency or authority, and also includes any stock exchange.

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

Minimum Collateral Cover Ratio means a Collateral Cover Ratio (when expressed as a percentage) of 100 per cent.

Mortgage means the security interest created pursuant to this Agreement.

Parties means, collectively, the Securing Party and the Secured Party, and a Party mean any of them.

Payment Instruction means a payment instruction substantially in the form set out in Schedule 5.

Registration Certificate for Secured Transactions means the registration certificate of the Mortgage issued by the Security Registrar.

Resignation Date has the meaning given to it in Clause 12.4(b)(iii).

Resignation Notice has the meaning given to it in Clause 12.4(a).

Release Period has the meaning given to it in Clause 11.2.

Secured Liabilities means all present and future monies, indebtedness, obligations and liabilities of any kind at any time due, owing or incurred by any Obligor to the Lender under or in connection with any Finance Document (in each case, whether actually or contingently, whether incurred solely or jointly or jointly and severally with any other person, and whether incurred as principal, surety or in any other capacity).

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Assets means all the Securing Party’s rights to the Collateral Account (VN OpCo) together with all benefits accruing to or arising in connection with the Collateral Account (VN OpCo) and the credit balance deposited therein (including, but not limited to, the right to withdraw or to receive money from the Collateral Account (VN OpCo) and all entitlements to interest earned thereon).

Security Period means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

Security Registrar means the National Registration Agency for Secured Transactions and/or any other body in Vietnam which has the authority to register the security created by this Agreement.

Taxes means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities.

Top-up Deadline means, with respect to a Top-up Event, 6:00 p.m. (Vietnam time) on the second Business Day after the date on which a Top-up Notice was delivered by the Secured Party to the Securing Party.

Top-up Event means at any time the Credit Balance is lower than an amount required to meet the Minimum Collateral Cover Ratio by an amount of US$10,000 or more.

Top-up Notice means a notice substantially in the form set out in Schedule 3.

US Dollars, US$ or USD means the lawful currency for the time being of the United States of America.

Utilisation means a Loan from the utilisation of the Facility.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

VND means the lawful currency for the time being of the Socialist Republic of Vietnam.

VNG Limited means VNG Limited, a company incorporated in the Cayman Islands (with company registration number 388836) with its registered head office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

1.2.	Construction

(a)	Capitalised terms defined in the Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)

(i) A Finance Document or any other agreement or instrument includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other agreement or instrument, including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility;

(ii)	the term this Mortgage means any security created by this Agreement; and

(iii)	assets include present and future properties, revenues and rights of every description.

(c)	Any covenant of the Securing Party under this Agreement remains in force during the Security Period.

(d)

If an amount paid to the Secured Party by or on behalf of the Securing Party or an [Obligor] under a Finance Document is capable of being avoided or otherwise set aside on the liquidation of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Agreement.

(e)	Unless the context otherwise requires, a reference to the Security Assets includes (i) any part of that Security Assets; and (ii) the proceeds of sale of the Security Assets.

2.	THE FACILITY AGREEMENT

Each of the Securing Party and the Authorised Agent acknowledges that it has been provided with a copy of the Facility Agreement and other necessary information in so far as such information relates to or is required for the performance of its obligations hereunder.

3.	CREATION OF SECURITY

3.1.

The Securing Party hereby mortgages, by way of a first priority mortgage and as a third-party security, the Security Assets in favour of the Secured Party for securing the due payment, performance and discharge of the Secured Liabilities.

3.2.

Subject to Clause 11 (Mandatory Top-Up and Partial Withdrawal), the Securing Party shall ensure that, as of the date of this Agreement and for so long as any Secured Liability is outstanding under the Finance Documents or any Commitment is in force, the Collateral Cover Ratio will not at any time be less than the Minimum Collateral Cover Ratio.

3.3.	Despite the Mortgage referred to in Clause 3.1 above, the Securing Party remains liable to perform all of its obligations in respect of the Security Assets in accordance with this Agreement.

3.4.

For the purpose of Article 29.2 of Decree No.21/2021/ND-CP issued by the Goverment of Vietnam on March 19, 2021, the Facility Agreement shall be deemed to have been partly performed by the execution and delivery of this Agreement by the Parties, the Borrower and the Authorised Agent.

4.	REGISTRATION

4.1.

Unless otherwise agreed by the Secured Party, the Securing Party shall register this Mortgage with the Security Registrar as soon as practicable after the date of this Agreement and in any event before the first Utilisation Date and shall provide the Secured Party with: (a) the original of the Registration Certificate for Secured Transactions and any replacement, amendment or new Registration Certificate for Secured Transactions (if applicable) evidencing that all steps and procedures necessary under this Clause have been completed; and (b) other documents required by the Secured Party in relation to any amendment to the Registration Certificate for Secured Transactions.

4.2.

As soon as possible and in any event within three (3) Business Days after the issuance of the Registration Certificate for Secured Transactions referred to in Clause 4.1 above, the Securing Party shall take necessary steps to deregister any Mortgage over the Collateral Account (VN OpCo) subsisting as of the date of this Agreement.

4.3.

The Securing Party is responsible for obtaining necessary amendments to the Registration Certificate for Secured Transactions if any amendment is required by Applicable Law. The Secured Party is authorised to sign all documents required for completing such registration amendment during the Security Period. Without prejudice to any provisions of the Finance Documents, the Secured Party may execute any document or instrument required by Applicable Law to allow the Securing Party to fulfil the requirements of Clause 4.1 above.

4.4.

Without prejudice to the Securing Party’s primary obligation to complete the security registration pursuant to this Clause 4, the Secured Party may (but is not obligated to) conduct the registration of this Mortgage (including any amendment thereto) with the Security Registrar and in that case, the Securing Party is required to promptly sign all documents and to provide all information required for completing any such registration.

4.5.	The Securing Party must not make any amendment to the Registration Certificate for Secured Transactions or de-registration of the Mortgage without the prior written consent of the Secured Party.

4.6.	The Securing Party must pay all reasonable fees and costs relating to the above security registration, amendment registration and any de-registration.

5.	REPRESENTATIONS AND WARRANTIES

5.1.	Representations of the Securing Party

The Securing Party represents and warrants to the Secured Party that:

(a)

the Securing Party is the lawful and sole owner of the Security Assets at all times during the Security Period and it has properly and duly obtained all applicable corporate authorisations required for it to enter into and to perform its obligations under this Agreement;

(b)

in order to execute and perform this Agreement, the Securing Party does not need to implement any administrative procedure with or obtain any license, consent, authorisation or approval from any state agency prior to or after the execution of this Agreement save for the registration of the Mortgage created hereunder with the Security Registrar;

(c)	the Securing Party has not violated any provision of the Applicable Law which may have a material adverse effect on the Security Assets;

(d)	the Securing Party has provided the Secured Party with full information relating to the Security Assets and all such information is true, correct and not misleading in all material aspects;

(e)	the Mortgage created under this Agreement is not prohibited by the Applicable Law and regulations;

(f)	there is no agreement, undertaking, restriction, condition or preservation which may have a material adverse effect on the Security Assets;

(g)	the Security Assets are not subject to any dispute or claim, and the Securing Party is not aware of any reason or circumstance which is likely to result in any such dispute or claim;

(h)	the Security Assets are not restricted for assignment, transfer and/or mortgage;

(i)

the Security Assets are free from any Security (other than the Mortgage), there is no confiscation, attachment or seizure over the Security Assets by any state agency, and the Security Assets are not used for public purposes or for purposes of national defence or national security; and

(j)

this Agreement creates the Mortgage which they purport to create and such Security shall at all times be valid and constitute a Security of first ranking priority in favour of the Secured Party superior to any other Security.

5.2.	Representations to the Authorised Agent

The Securing Party represents and warrants to the Authorised Agent that:

(a)	It is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and is not subject to any insolvency procedure; and

(b)	it has the power to (i) enter into and perform its obligations under this Agreement which constitutes its legally binding and enforceable obligations; and (ii) open the Collateral Account (VN OpCo).

(c)	this Agreement and the underlying transaction to which it relates will not conflict in any material respect with:

(i)	any Applicable Law or any official or judicial order or control; or

(ii)	its constitutional documents; or

(iii)	any material agreement to which it is a party or which is binding upon it or its assets.

5.3.	Times for making representations

The representations in this Agreement are made as at the signing date of this Agreement and on each day during the Security Period. When a representation is repeated, it is applied to the facts and circumstances existing at the time of repetition.

6.	RESTRICTIONS ON DEALINGS

Except as expressly allowed under the Finance Documents or with the Secured Party’s prior written consent, the Securing Party must not:

(a)	create or permit to subsist any security interest or any third-party interest on all or any part of the Security Assets;

(b)	sell, transfer, assign or otherwise dispose of any Security Assets;

(c)

withdraw money or draw any cheque, bill of exchange, promissory note or other instrument in respect of the Collateral Account (VN OpCo) or attempt to close the Collateral Account (VN OpCo) or in any way instruct a third party to do so other than as permitted or required under the Facility Agreement;

(d)	do, or consent to, anything which could reasonably be expected to prejudice the validity in whole or in part of the Mortgage;

(e)

do or cause to be done anything which could prejudice the rights, benefits and interests of the Secured Party with respect to the Security Assets or the enforceability (in whole or in part) of this Mortgage;

(f)

take or cause to be taken any action within its control which may cause the Collateral Account (VN OpCo) to be terminated or cancelled unless as expressly required or permitted under the Finance Documents; or

(g)	take or cause to be taken any action within its control which may invalidate or render unenforceable in whole or in part this Mortgage.

7.	USE OF THE SECURITY ASSETS

7.1.	Prior to the enforcement date

Before this Mortgage becomes enforceable, the Securing Party shall only be entitled to exercise rights over the Security Assets in accordance with the Finance Documents. Except for any payment pursuant to a Top-up Notice or any permitted withdrawal pursuant to Clause 11.2 (Partial withdrawal), no transfer, withdrawal or any other disposals may be made in relation to the Security Assets during the Security Period unless expressly permitted by the Secured Party.

7.2.	As of the enforcement date

After this Mortgage becomes enforceable, the Securing Party shall immediately cease to have, or otherwise exercise, any right or power in relation to the Security Assets, and the Secured Party shall to the extent permitted by, and subject to the requirements under, the Applicable Law and Clause 9.1 (Enforcement) have the sole right over the Security Assets.

8.	WHEN SECURITY BECOMES ENFORCEABLE

8.1.	Event of Default

This Mortgage will become immediately enforceable if an Event of Default under the Facility Agreement occurs.

8.2.	Initial Procedures

(a)

After the Mortgage becomes enforceable, the Secured Party may give an Enforcement Notice to the Securing Party and the Authorised Agent and take enforcement actions pursuant to Clause 9 (Enforcement of Security) as soon as possible after having served the Enforcement Notice.

(b)

Promptly after having served the Enforcement Notice by the Secured Party, the Securing Party shall hand over or procure a third party to hand over all documentation in relation to the Security Assets (if any) to the Secured Party or the Enforcement Agent.

8.3.	Discretion

After this Mortgage has become enforceable, and to the fullest extent permitted by the Applicable Law, the Secured Party may enforce all or any part of this Mortgage in any manner it sees fit.

9.	ENFORCEMENT OF SECURITY

9.1.	Enforcement

(a)

After this Mortgage has become enforceable and the Secured Party has completed the requirements as stated in Clause 8.2(a) (Initial Procedures), the Secured Party may exercise all rights, powers, authorities, remedies and discretions in respect of all or any part of the Security Assets to the fullest extent permitted by the Applicable Law and as permitted under any Finance Document as it thinks fit. In particular, the Secured Party may, but is not obliged to:

(i)	institute all such proceedings in connection with all or any of the Security Assets as the Secured Party in its absolute discretion thinks fit;

(ii)

immediately request the Authorised Agent to block, release, withdraw and transfer any credit balance from the Collateral Account (VN OpCo) in any manner it thinks fit, and otherwise collect the Security Assets;

(iii)	withdraw, recover and collect all sums of monies standing to the credit of the Collateral Account (VN OpCo) and/or in connection with the Security Assets;

(iv)	apply the balances in the Collateral Account (VN OpCo) in or towards the payment or discharge of the Secured Liabilities in accordance with the Finance Documents;

(v)

generally operate the Collateral Account (VN OpCo) and withdraw or deal with any part of the balances in the Collateral Account (VN OpCo) in such manner as the Secured Party may, in its absolute discretion, deem fit for the purposes of securing or protecting its interests or enforcing its rights under the Finance Documents;

(vi)	take an assignment of the Security Assets in satisfaction of the prompt and complete payment and performance in full of the Secured Liabilities;

(vii)	settle, arrange or compromise any claims, questions or disputes whatsoever which may arise in connection with the Security Assets;

(viii)

convert all VND amounts received from or in connection with the Security Assets into USD and remit such conversion proceeds to any bank account in accordance with the Finance Documents, the Applicable Law and regulations on foreign exchange;

(ix)	take other actions permitted by the Finance Documents and the Applicable Law regarding the enforcement of the Mortgage; and

(x)	exercise all of the Securing Party’s rights in respect of the Security Assets to the exclusion of the Securing Party.

9.2.	Further Enforcement Rights

(a)	The Secured Party will determine specific enforcement actions in accordance with this Clause 9.2 (Further Enforcement Rights) and as permitted by the Finance Documents and the Applicable Law.

(b)

Following the giving of an Enforcement Notice under Clause 8 (When Security becomes enforceable), the Secured Party shall be entitled to proceed with any action contemplated in Clause 9.1 (Enforcement) without any further notice, instruction, authorisation or consent of whatsoever nature being required from the Securing Party.

(c)

The Parties to this Agreement hereby agree that all monies received or generated by the Security Assets may be held by the Authorised Agent for distribution to the Secured Party in accordance with the Finance Documents until the end of the Security Period.

9.3.	No exercise of the Securing Party’s rights

(a)

Upon receipt by the Securing Party of an Enforcement Notice from the Secured Party under Clause 8 (When Security becomes enforceable), the Securing Party shall not exercise any right provided in this Agreement if such right is not consistent with rights and remedies vested in the Secured Party under the Finance Documents.

(b)

If the Securing Party receives any monies relating to or arising from the Security Assets following its receipt of an Enforcement Notice from the Secured Party, the Securing Party shall be deemed as having received such monies for and on behalf of the Secured Party and shall promptly inform the Secured Party of the receipt of the monies and transfer such monies to the Secured Party without any delay for the purpose of satisfaction of the Secured Liabilities.

9.4.	Waiver by the Securing Party

(a)

In order to exercise any of its rights and powers conferred by this Agreement, the Secured Party will not, to the fullest extent permitted by the Applicable Law, be required to obtain any judgment or decision from any court, arbitration body or state agency with respect to the Securing Party or the Security Assets.

(b)	The Securing Party hereby (to the fullest extent permitted by the Applicable Law) agrees to waive:

(i)	the right to request the Secured Party to fulfil any procedure not required by the Applicable Law before enforcing the Mortgage unless provided for in this Agreement; and

(ii)	the right to request a set-off or the right of counterclaim in respect of all liabilities or obligations under this Agreement or in relation to the Security Assets.

(c)	The Securing Party agrees that it will not take any action in order to prevent or to delay the enforcement of the Mortgage, or to disperse all or any part of the Security Assets.

9.5.	Application of Proceeds

(a)

Unless otherwise determined by the Secured Party, any monies received by the Secured Party after this Mortgage has become enforceable must, to the fullest extent permitted by the Applicable Law and be applied in or towards payment and discharge of all outstanding Secured Liabilities in accordance with the order of priority set out in Clause 24.4 (Partial Payments) of the Facility Agreement.

(b)

This Clause does not prejudice the right of the Secured Party to recover any shortfall from the Securing Party. If proceeds from the enforcement of the Mortgage are not sufficient for paying the costs and expenses arising in connection with the enforcement of the Mortgage and satisfaction of the Secured Liabilities, the Securing Party shall be liable to cover and pay for the shortfall by using or disposing of other assets of the Securing Party.

(c)	Any remaining amount from the proceeds of enforcement of this Mortgage after satisfaction in full of the Secured Liabilities shall be promptly returned to the Securing Party.

10.	ENFORCEMENT AGENT

10.1.	Appointment

The Secured Party may appoint one or more organisations or persons selected by it to be its enforcement agent(s) (the Enforcement Agent) after the Mortgage has become enforceable. The Secured Party shall notify the Securing Party in writing of the appointment of an Enforcement Agent under this Clause after the date on which such appointment has been made.

10.2.	Removal

The Secured Party may cancel or terminate the appointment of the Enforcement Agent at any time and may appoint a new enforcement agent in the place of any enforcement agent whose appointment may for any reason have terminated.

10.3.	Rights and powers of Enforcement Agent

(a)

The Enforcement Agent may transact or conduct any business and do all acts required and permitted to be done by the Secured Party (including the receipt and payment of money) in accordance with this Agreement.

(b)	The Securing Party hereby agrees that the Enforcement Agent has the right:

(i)

to exercise any or all of the rights and powers conferred on the Secured Party under this Agreement, to transact or conduct any business and do all acts required and permitted to be done by the Secured Party (including the receipt and payment of money) in accordance with this Agreement, including without limitation all acts under Clause 8.2 (Initial Procedures) and Clause 9.1 (Enforcement);

(ii)	to work with any Governmental Authority on behalf of the Secured Party.

(c)	Notwithstanding the appointment of an Enforcement Agent:

(i)

the Enforcement Agent will only exercise such rights and powers on the instructions of the Secured Party provided that such rights and powers only extend to the rights and powers conferred on the Secured Party under the Facility Agreement and the Applicable Law; and

(ii)	the Secured Party may exercise any right or power conferred on the Enforcement Agent at any time.

10.4.	Remuneration

The Secured Party may fix the remuneration of the Enforcement Agent appointed by it. The Securing Party alone shall be liable for the reasonable remuneration and all other documented costs, losses, liabilities and expenses of any enforcement agent in acting on instructions and carrying out its responsibilities under this Agreement.

11.	MANDATORY TOP-UP AND PARTIAL WITHDRAWAL

11.1.	Mandatory top-up

(a)	If, on any day, the Secured Party determines that a Top-up Event has occurred:

(i)

the Secured Party may, at any time on or after such day, notify the Borrower and the Securing Party by delivering a Top-up Notice to the specified email of the Securing Party (with a copy to the Authorised Agent); and

(ii)

the Borrower shall (A) prepay such part of the outstanding Loans; and/or (B) the Securing Party shall pay or procure payment into the Collateral Account (VN OpCo) in cleared funds a sufficient amount in VND, in each case, by no later than the Top-up Deadline, such that immediately after such payment, the Collateral Cover Ratio is equal to or greater than the Minimum Collateral Cover Ratio.

(b)	The payment of any amount pursuant to Clause 11.1(a)(ii)(B) to the Collateral Account (VN OpCo) by the Securing Party shall not be deemed to be a prepayment or repayment of any Loan.

11.2.	Partial withdrawal

If the Collateral Cover Ratio has been greater than the Minimum Collateral Cover Ratio for a period of five (5) consecutive Business Days (the Release Period), the Securing Party may, on the Business Day immediately following the last day of the relevant Release Period, request the Secured Party to allow a withdrawal from the Collateral Account (VN OpCo) and the Secured Party shall give instructions to the Authorised Agent to withdraw but only:

(i)	if, on the date of the Securing Party’s request and on the date the Secured Party gives instructions to withdraw:

A.	there is no Default that is continuing;

B.	no prepayment and cancellation event has occurred; and

C.	no Top-up Notice is outstanding; and

(ii)	to the extent that the Collateral Cover Ratio will not, immediately after such withdrawal, be less than Minimum Collateral Cover Ratio.

12.	ACCOUNT

12.1.	Establishing the Account

(a)

The Securing Party shall establish the Collateral Account (VN OpCo) before the first Utilisation Date and shall maintain the Collateral Account (VN OpCo) with the Authorised Agent in accordance with this Agreement.

(b)	The Securing Party shall:

(i)

provide to the Authorised Agent all documentation and other information required by the Authorised Agent in relation to the establishment and maintenance of the Collateral Account (VN OpCo) upon request by the Authorised Agent from time to time to comply with all Applicable Law; and

(ii)	notify the Authorised Agent in writing within 30 days of any change that affects its tax status pursuant to any Applicable Law.

(c)

Except for any payment pursuant to a Top-up Notice or any permitted withdrawal pursuant to Clause 11.2 (Partial withdrawal), no transfer, withdrawal or any other disposals may be made in relation to the Collateral Account (VN OpCo) during the Security Period unless expressly permitted by the Secured Party.

12.2.	Instructions to the Authorised Agent

(a)

Any instructions (including any Default Instruction, Payment Instruction, Top-Up Notice, Enforcement Notice) to the Authorised Agent shall be signed by an Authorised Signatory of the Secured Party. Any Payment Instruction shall be given to the Authorised Agent at least (3) clear Business Days before the date on which the payment is to be made provided that the Collateral Account (VN OpCo) contains sufficient cleared funds to make such payment.

(b)

The Secured Party undertakes to give the Authorised Agent five (5) clear Business Days’ notice in writing of any amendment to its Authorised Signatories or Callback Contacts giving the details specified in the relevant part of Schedule 4. Any amendment of Authorised Signatories or Callback Contacts of the Secured Party shall take effect upon the expiry of such five (5) clear Business Days’ notice (or such shorter period as agreed by the Authorised Agent in its absolute discretion).

(c)	The Authorised Agent shall not be obliged to make any payment or otherwise to act on any request or instruction notified to it under this Agreement if it is unable:

(i)	to verify any signature on any notice of request or instruction against the specimen signature provided for the relevant Authorised Signatory hereunder; and

(ii)	to validate the authenticity of the request by telephoning a Callback Contact who has not executed the relevant request or instruction as an Authorised Signatory for the relevant Party.

12.3.	Role of the Authorised Agent

(a)	The Parties acknowledge and agree that the Authorised Agent shall have no liability or obligation whatsoever or howsoever in connection with the Collateral Account (VNG Limited).

(b)

The Parties acknowledge and agree that the Authorised Agent in its role as a security servicing bank shall have no obligation to inquire into any notice or instruction received in connection with this Agreement, unless such notice or instruction is manifestly defective or erroneous. This Agreement expressly sets forth all the duties of the Authorised Agent. The Authorised Agent shall not be bound by (and shall be deemed not to have notice of) the provisions of any agreement entered into by or involving the Parties except this Agreement and no implied or fiduciary duties or obligations of the Authorised Agent shall be read into this Agreement whether or not such agreement has been previously disclosed to the Authorised Agent.

(c)

The Parties hereby irrevocably instruct the Authorised Agent to operate and deal with the Collateral Account (VN OpCo) in accordance with this Agreement, including for avoidance of doubt, with any instruction from the Secured Party served pursuant to the Finance Documents.

(d)

Neither the Authorised Agent nor any of its officers, employees or agents shall be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Securing Party or the Secured Party as a result of the performance of its obligations under this Agreement save where such loss, liability, claim, expense or damage is suffered or incurred as a result of any fraud or gross negligence of the Authorised Agent or any willful default of the Authorised Agent of the provisions of this Agreement. Without prejudice to the obligation of the Authorised Agent to transfer all or part of the credit balance in the Collateral Account (VN OpCo) in accordance with this Agreement, the liability of the Authorised Agent hereunder shall be limited to an amount equal to the annual fee payable to the Authorised Agent under the Fee Letter. Notwithstanding the foregoing, under no circumstance will the Authorised Agent be liable to any Party for any indirect, incidental or consequential loss (being inter alia, being loss of business, goodwill, opportunity or profit) even if advised of such loss or damage.

(e)

The Authorised Agent shall not be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any force majeure event or any event if where, in the reasonable opinion of the Authorised Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Authorised Agent being in breach of any Applicable Law, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant Governmental Authority or self-regulatory organisation to which the Authorised Agent is subject.

(f)

The Authorised Agent will not be monitoring whether a top-up is required nor any top-up amounts have been deposited into the Collateral Account (VN OpCo) in accordance with Clause 11 (Mandatory Top-Up and Partial Withdrawal).

(g)	The Authorised Agent shall not be under any duty to give the credit balance held by it hereunder any greater degree of care than it gives to amounts held for its general banking customers.

(h)

The Parties shall indemnify and keep the Authorised Agent (and, without limitation, its directors, officers, agents and employees) indemnified and hold each of them harmless from and against any and all losses, liabilities, claims, actions, damages, fees, taxes and expenses, (including fees and disbursements of professional advisors (including lawyers)), arising out of or in connection with this Agreement (including as a result of the Authorised Agent’s appointment under this Agreement) save as are caused by the Authorised Agent’s own gross negligence or wilful default.

(i)

The Authorised Agent shall be entitled to rely upon any instructions (including any Default Instruction, Payment Instruction, Top-Up Notice, Enforcement Notice) delivered to it pursuant to this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or validity or the service thereof. The Authorised Agent may act in reliance upon any such instruction or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so.

(j)

The Authorised Agent may consult lawyers or professional advisers over any question as to the provisions of this Agreement or its duties. The Authorised Agent shall have no liability for any action subsequently taken by it in accordance with the advice of lawyers or other professional advisers with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

(k)

The obligations and duties of the Authorised Agent will be performed only by the Authorised Agent and, except to the extent required under any Applicable Law, are not obligations or duties of any other Citi Company (or branch).

(l)	The rights of Parties with respect to the Authorised Agent extend only to the Authorised Agent and, except to the extent required under any Applicable Law, do not extend to any other Citi Company.

(m)

Notwithstanding anything else herein contained, the Authorised Agent may refrain without liability from doing anything that would or might in its opinion be contrary to the Applicable Law and may without liability do anything which is, in its opinion, necessary to comply with the Applicable Law.

(n)

The Authorised Agent will treat information relating to or provided by the Parties as confidential, but (unless consent is prohibited by the Applicable Law) the Parties consent to the processing, transfer and disclosure by the Authorised Agent of any information relating to or provided by the Parties to and between branches, subsidiaries, representative offices, affiliates and agents of the Authorised Agent and third parties (including service providers) selected by any of them, wherever situated, for confidential use (including without limitation in connection with the provision of any service and for data processing, statistical and risk analysis purposes and for compliance with Applicable Law). The Authorised Agent and any branch, subsidiary, representative office, affiliate, agent or third party may only transfer and disclose any such information as is required or requested by, or to, any court, legal process, Applicable Law or Governmental Authority. Each of the Parties (a) acknowledges that the transfers permitted by this Clause may include transfers to jurisdictions which do not have strict data protection or data privacy laws; and (b) represents that it has provided to and secured from any person regarding whom it has provided information to the Authorised Agent any notices, consents and waivers necessary to permit the processing, transfer and disclosure of that information as permitted by this Clause and that it will provide such notices and secure such necessary consents and waivers in advance of providing similar information to the Authorised Agent in the future.

(o)	The Authorised Agent confirms and agrees that it shall:

(i)

upon receipt of a default instruction in the form set out in Schedule 2 (Form of Default Instruction) signed by an Authorised Signatory of the Secured Party, apply any amount standing to the credit of the Collateral Account (VN OpCo) towards satisfying the request of the Secured Party without requesting for any further approval from the Securing Party;

(ii)	in other events, only accept withdrawal from the Collateral Account (VN OpCo) or conduct any of such actions in accordance with this Agreement or with prior written approval of the Secured Party;

(iii)

to the extent permitted by the Applicable Law, convert any credit balance in Collateral Account (VN OpCo) from VND into US$ and remit such funds offshore to non-resident accounts following the instruction from the Secured Party;

(iv)

disclose to the Secured Party (with a copy to the Securing Party) on request in writing any information relating to the Collateral Account (VN OpCo) and provide the Securing Party and the Secured Party with a copy of the monthly statement for the Collateral Account (VN OpCo) as soon it becomes available;

(v)	not enter into any other agreement with any other person relating to the Collateral Account (VN OpCo) pursuant to which it agrees to comply with instructions made by such person; and

(vi)	otherwise only release, transfer, convert, remit or otherwise deal with the Collateral Account (VN OpCo) in accordance with the terms and conditions of this Agreement.

12.4.	Replacement of the Authorised Agent

(a)

The Authorised Agent may at any time resign for any reason by giving written notice (a Resignation Notice) to such effect to Parties. On receipt of a Resignation Notice from the Authorised Agent, the Parties shall appoint a successor Authorised Agent as soon as reasonably possible and in any event within thirty (30) days of the Resignation Notice and shall provide the Authorised Agent with details of such replacement including the account details of such replacement to the Authorised Agent. Within thirty (30) clear days of receipt of such notice and details, the Authorised Agent shall transfer the credit balance in the Collateral Account (VN OpCo) to an account jointly nominated by the Parties.

(b)	If thirty (30) days after the date of deemed receipt of a Resignation Notice a successor Authorised Agent has not been appointed, the Authorised Agent may:

(i)	appoint a successor Authorised Agent itself and pay all of the credit balance in the Collateral Account (VN OpCo) to that successor Authorised Agent; or

(ii)

petition a court of competent jurisdiction to appoint a successor Authorised Agent or otherwise direct the Authorised Agent in any way in relation to the credit balance in the Collateral Account (VN OpCo).

(iii)	The resignation of the Authorised Agent will take effect on the earliest of the following:

A.	the date of the transfer of the credit balance in the Collateral Account (VN OpCo) to the successor Authorised Agent;

B.	the date of the appointment of a successor Authorised Agent;

C.	the date of an order of a court of competent jurisdiction in relation to the replacement of the Authorised Agent; or

D.	the day which is thirty (30) days after the date of delivery of its Resignation Notice to the Parties, (such date being the Resignation Date).

(c)

Until the Resignation Date, the Authorised Agent’s sole responsibility shall be to safekeep the Collateral Account (VN OpCo) and the credit balance therein and the Authorised Agent shall not be obliged to (but may, in its absolute discretion) release amounts from the Collateral Account (VN OpCo). Upon resignation, the Authorised Agent shall transfer the credit balance in the Collateral Account (VN OpCo) to the successor Authorised Agent or otherwise in accordance with the order of a court of competent jurisdiction.

(d)

Any costs (including any transfer or foreign exchange costs) shall be for the account of the Securing Party and the Authorised Agent shall be entitled to deduct the same from the credit balance in the Collateral Account (VN OpCo) prior to the transfer thereof or take such other steps having equivalent (but not greater) effect.

(e)

On transfer of the credit balance in the Collateral Account (VN OpCo) in accordance with Clause 12.4, the Authorised Agent shall be discharged from all further obligations arising in connection with this Agreement.

12.5.	Others

(a)

If the Secured Party sends a Default Instruction duly signed by it to the Authorised Agent notifying the Authorised Agent that an Event of Default has occurred, and that the Mortgage has become enforceable, the Securing Party shall irrevocably authorise the Authorised Agent to withdraw amounts from the Collateral Account (VN OpCo) in accordance with the instructions set out in the Default Instruction and which the Secured Party determines (in its absolute discretion):

(i)	are required to pay any accrued due but unpaid interest on the Loan (including, without limitation, interest on overdue amounts) from time to time; and

(ii)	are to be used in prepayment or repayment of any amounts due and owing but unpaid under the Finance Documents.

(b)

To the extent permitted by the Applicable Law, the Securing Party shall use its best efforts to ensure that any amounts withdrawn from the Collateral Account (VN OpCo) are converted from VND to US$ and paid in US$ to an account notified by the Secured Party to the Authorised Agent.

(c)

The Securing Party shall provide the Authorised Agent with necessary supporting documents as required by the Applicable Law for the purpose of conversion of any credit balance in the Collateral Account (VN OpCo) into US$ and remitting such funds to non-resident accounts.

(d)

Any payment by the Authorised Agent under this Agreement will be made without any deduction or withholding for or on account of any Taxes unless such deduction or withholding is required by Applicable Law. The Securing Party acknowledges that the Authorised Agent may debit any amount available in any balance held for it and apply such amount in satisfaction of Taxes. The Authorised Agent will timely pay the full amount debited or withheld to the relevant Governmental Authority in accordance with the relevant Applicable Law. If any Taxes become payable with respect to any prior credit made by the Authorised Agent, the Securing Party acknowledges that the Authorised Agent may debit any balance held for it in satisfaction of such prior Taxes. The Securing Party shall remain liable for any deficiency and agrees that it shall pay any such deficiency upon notice from the Authorised Agent or any Governmental Authority. If Taxes are paid by the Authorised Agent or any of its affiliates, the Securing Party agrees that it shall promptly reimburse the Authorised Agent for such payment to the extent not covered by withholding from any payment or debited from any balance held for it.

(e)	If the Authorised Agent is required to make a deduction or withholding, it will not pay an additional amount in respect of that deduction or withholding to the Securing Party.

(f)	For the sake of clarity:

(i)

The Securing Party confirms that the Authorised Agent shall be authorised to withdraw those amounts from the Collateral Account (VN OpCo) set out in a Default Instruction received from the Secured Party and to convert those amounts from VND to US$ and remit those amounts once converted to an account of the Secured Party set out in the Default Instruction without any further instruction, authorisation or consent from the Securing Party following receipt from the Secured Party of a Default Instruction; and

(ii)	The Secured Party may send more than one Default Instruction to the Authorised Agent.

(g)

If, on the date falling six (6) months after the Final Repayment Date, there are any amounts standing to the credit of the Collateral Account (VN OpCo), the Authorised Agent may, but shall not be required to, transfer all amounts standing to the credit of the Collateral Account (VN OpCo) to an account jointly nominated by the Parties. The Parties undertake to notify the Authorised Agent of the bank detail of such account no later than three (3) Business Days from the date falling six (6) months after the Final Repayment Date.

13.	EXPENSES AND INDEMNITY

13.1.	Reimbursement of costs and expenses

The Securing Party shall be responsible for the reimbursement of all reasonable costs, expenses, fees and charges incurred or paid by the Secured Party, the Authorised Agent, the Enforcement Agent, or any attorney, manager, agent or other person appointed by the Secured Party or the Enforcement Agent in connection with this Agreement including but not limited to: (i) the exercise of the rights, remedies or powers of the Secured Party, the Authorised Agent or the Enforcement Agent (including the rights to investigate any Security Assets pursuant to the provisions of this Agreement) under this Agreement; and (ii) the release of any Mortgage created pursuant to this Agreement.

13.2.	Payment

The Securing Party hereby undertakes to pay all costs, expenses, fees and charges as provided in Clause 13.1 (Reimbursement of costs and expenses) within five (5) Business Days from receipt of the written demand.

14.	FURTHER ASSURANCES

The Securing Party must, at its own expense, promptly take whatever action the Secured Party may require for:

(a)	creating, perfecting or protecting the Mortgage intended to be created by or pursuant to this Agreement; or

(b)

facilitating the realisation of the Security Assets, or the exercise of any right, power or discretion exercisable, by the Secured Party or any of its Enforcement Agent or any of their delegates or sub-delegates in respect of the Security Assets.

In the event that the Secured Party enforces the Mortgage in accordance with this Agreement, the Securing Party must perform and execute all such acts, deeds and things as the Secured Party may request for the purposes of facilitating the enforcement of the Mortgage.

15.	PRESERVATION OF SECURITY

15.1.	Continuing security

This Mortgage is a continuing security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

15.2.	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Securing Party or any security for those obligations or otherwise) is made by the Secured Party in whole or in part on the basis of any payment, security or other disposition made by the Securing Party which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Securing Party under this Agreement and this Mortgage will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.3.	Waiver of defences

To the extent permitted by the Applicable Law, the obligations of the Securing Party under this Agreement will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Agreement, including (without limitation and whether or not known to it or any Secured Party):

(a)	any time, waiver or consent granted to, or composition with, the Securing Party or other person;

(b)	the release of any other person under the terms of any composition or arrangement with any creditor of the Securing Party;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Securing Party or other person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Securing Party or any other person;

(f)

any amendment of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

(h)	any insolvency or similar proceedings.

15.4.	Immediate recourse

The Securing Party waives any right it may have of first requiring any Secured Party (or any agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Securing Party under this Agreement.

15.5.	Appropriations

The Secured Party may at any time during the Security Period refrain from applying or enforcing any other moneys, security or rights held or received by the Secured Party (or any agent on its behalf) in respect of the Secured Liabilities, or apply and enforce them in such manner and order as it sees fit.

15.6.	Additional security

(a)	This Mortgage is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Secured Party.

(b)	No prior security held by any Secured Party (in its capacity as such or otherwise) over any Security Asset will merge into this Mortgage.

16.	OTHER OBLIGATIONS OF THE SECURING PARTY

16.1.

The Securing Party shall deliver to the Secured Party the original confirmation from the Authorised Agent in relation to the opening of the Collateral Account (VN OpCo) promptly after the date of this Agreement and such other related documents as requested by the Secured Party.

16.2.	The Securing Party must pay all costs, fees and expenses and do all other things necessary to keep the Collateral Account (VN OpCo) in full force and effect during the Security Period.

16.3.	The Securing Party shall promptly notify the Secured Party of any breach of any of its representations, covenants, undertakings or any other obligations hereunder.

16.4.

In case of any failure of payment by the Securing Party of any monies due or payable in relation to the Security Assets and this Agreement, the Secured Party or the Enforcement Agent is entitled (but not obliged) to make such payment on behalf of the Securing Party.

17.	RELEASE

17.1.

At the end of the Security Period or otherwise as required by the Finance Documents, the Secured Party must, at the request and cost of the Securing Party, take whatever action is necessary to release the Security Assets from this Mortgage.

17.2.

Any release in relation to the Securing Party will be conditional upon no security or payment to the Secured Party by or on behalf of the Securing Party being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application and will in those circumstances be void.

18.	OBLIGATIONS ABSOLUTE, CALCULATIONS AND CERTIFICATES

18.1.	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by a Secured Party are prima facie evidence of the matters to which they relate.

18.2.	Certificates and determinations

Any certification or determination by a Secured Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

18.3.	Day count conventions

Any interest, commission or fee accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

18.4.	Obligation’s absolute

The obligations of the Securing Party under this Agreement are all continuing, absolute and unconditional and will remain in full force and effect and will not be amended, released, suspended, discharged, terminated, impaired or otherwise affected by any act, omission, circumstance, occurrence, matter or thing whatsoever (including any change in circumstances as contemplated by any Applicable Law) unless otherwise agreed by the Parties or contemplated under this Agreement.

19.	MISCELLANEOUS

19.1.

The Secured Party will not be obliged unless required by the Applicable Law, before taking steps to enforce this Mortgage or any of its other rights and remedies under this Agreement: (a) to take any action or obtain judgment in any court against the Securing Party or any other person; or (b) to make or file any claim in bankruptcy, liquidation, winding-up, insolvency or re-organisation in respect of the Securing Party or any other person.

19.2.

No failure or delay by the Secured Party (or its authorized agents) in exercising any right, power or remedy under this Agreement will impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided herein are cumulative and do not exclude any other rights, powers and remedies provided by the Applicable Law.

20.	NOTICES

20.1.	General

Clause 26 (Notices) of the Facility Agreement shall apply to this Agreement mutatis mutandis as though that such Clause were set out in full herein with necessary amendments.

20.2.	Addresses, Email Addresses and Fax Numbers

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party, the Borrower and the Authorised Agent for any communication or document to be made or delivered under or in connection with this Agreement is:

(i)	in the case of the Securing Party:

Address: Z06, Street 13, Tan Thuan Dong Ward, District 7, Ho Chi Minh City, Vietnam

Attention: Le Trung Tin - Head of Group Accounting Services

Email: [***]

(ii)	in the case of Secured Party:

Address: 8 Marina View #16-00, Asia Square Tower 1, Singapore 018960

Attention: Daniel Choo

Email: [***]

(iii)	in the case of the Authorised Agent:

Address: Ground Floor, Floors 11, 12A and 12B, Horison Building, No. 40 Cat Linh Street,

Cat Linh Ward, Dong Da District, Hanoi City, Vietnam

Attention: Le Hong Thach – Head of Securities Services Operation

Fax: [***]

Tel: [***]

Email: [***]

(iv)	in the case of the Borrower:

Address: Z06, Street 13, Tan Thuan Dong Ward, District 7, Ho Chi Minh City, Vietnam

Attention: Ngo Vi Hai Long

Email: [***]

or any substitute address, email address, fax number or department or officer as a relevant party may notify to each other party by not less than five (5) Business Days’ notice.

21.	PARTIAL INVALIDITY

If, at any time, any term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

22.	CHANGES TO THE PARTIES

22.1.	The Securing Party

The Securing Party shall not assign any of its rights or transfer any of its rights or obligations under this Agreement.

22.2.	The Secured Party

The Secured Party may assign or otherwise dispose of all or any of its rights under this Agreement in accordance with the provisions contained in the Facility Agreement.

23.	NUMBER OF ORIGINAL COPIES

This Agreement is made in four (4) originals in English which shall have equal validity.

24.	GOVERNING LAW

This Agreement is governed by Vietnamese law.

25.	JURISDICTION

25.1.	Arbitration

(a)	This Clause 25 shall be governed by and construed in accordance with the laws of Vietnam.

(b)

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (a “Dispute”), shall be referred to and finally resolved by arbitration at the Vietnam International Arbitration Centre at the Vietnam Chamber of Commerce and Industry (“VIAC”) conducted in accordance with the rules of VIAC as then in force (“Rules”), which Rules are deemed to be incorporated by reference into and as amended by this Clause.

(c)

Any arbitration shall be conducted by three (03) arbitrators (the “Tribunal”). One arbitrator shall be nominated by the claimant(s) and one by the respondent(s) and the two party-nominated arbitrators shall jointly nominate the third, who shall serve as chairman. If all parties to an arbitration so agree, there shall be a sole arbitrator appointed by the President the VIAC.

(d)	The place of arbitration shall be in Ho Chi Minh City. The language of arbitration proceedings shall be English.

25.2.	Waiver of immunity

The Securing Party irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by the Secured Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

FORM OF ENFORCEMENT NOTICE

To: VNG CORPORATION

Copied to: CITIBANK, N.A., HANOI BRANCH

From: CITIBANK N.A., SINGAPORE BRANCH as Secured Party

Date: [●]

Re – Enforcement of the Security Assets created under the Account Mortgage Agreement dated [●]

1.	Reference is made to the following documents:

(a)	the Facility Agreement dated [•] entered into by and between BigV Technology Corporation as the borrower and Citibank N.A., Singapore Branch as the lender (the “Facility Agreement”); and

(b)

the Mortgage Agreement over Collateral Account dated [●] entered into, among the others, Citibank N.A., Singapore Branch as the Secured Party and VNG CORPORATION as the Securing Party (the “Account Mortgage Agreement”).

2.	Unless otherwise defined herein, capitalized terms used in this Enforcement Notice have the same meaning as defined in the Account Mortgage Agreement.

3.

Pursuant to Clauses 8.1 (Event of Default), 8.2 (Initial Procedures) and 9 (Enforcement of Security) of the Account Mortgage Agreement and the Applicable Law, we hereby inform you that an Event of Default under the Facility Agreement has occurred, and we therefore exercise our right to enforce the Security Assets with the following detail:

Security Assets: [●]

Time and Location: [●]

Enforcement Method: [●]

Yours faithfully,

For and on behalf of

CITIBANK N.A., SINGAPORE BRANCH as Secured Party

……………………………..

Authorised Person

SCHEDULE 2

FORM OF DEFAULT INSTRUCTION

To: CITIBANK, N.A., HANOI BRANCH as Authorised Agent

From: CITIBANK N.A., SINGAPORE BRANCH as Secured Party

Date: [●]

Dear Sirs,

Default Instruction

We refer to the Mortgage Agreement over Collateral Account dated [●] between us, VNG CORPORATION as the securing party (the Securing Party) and BIGV TECHNOLOGY CORPORATION as the Borrower (the Account Mortgage Agreement).

This is a default instruction (the Default Instruction). Terms defined in the Account Mortgage Agreement have the same meaning when used in this Default Instruction.

We, Citibank N.A., Singapore Branch, the Secured Party, hereby give you notice that the security created under the Account Mortgage Agreement has become enforceable in accordance with the terms and conditions of the Account Mortgage Agreement.

We hereby instruct you to immediately withdraw [the entire amount/[insert an amount]] standing to the credit of the Account number [●] in the name of the Securing Party, [convert such amount to USD at your applicable spot rate of exchange], and transfer such amount to the following account:

Bank:	.............. (Swift ID: ..... )

Account Name:	CITIBANK N.A., SINGAPORE BRANCH/ [●] ( Swift ID: .... )

Account Number	[●]

Reference:	[●]

Yours faithfully,

For and on behalf of

CITIBANK N.A., SINGAPORE BRANCH as Secured Party

……………………………..

Authorised Person

SCHEDULE 3

FORM OF TOP-UP NOTICE1

To:    VNG CORPORATION

To:    BIGV TECHNOLOGY CORPORATION

Copied to: [CITIBANK, N.A., HANOI BRANCH]

From:    [CITIBANK N.A., SINGAPORE BRANCH]

Date:    [●]

1.

Mortgage Agreement over Collateral Account dated [●] between CITIBANK N.A., SINGAPORE BRANCH as secured party, VNG CORPORATION as securing party, BIGV TECHNOLOGY CORPORATION as borrower and CITIBANK, N.A., HANOI BRANCH as Authorised Agent (the Agreement). We refer to the Agreement. This is a Top-up Notice.

2.	As at [DATE], we have determined that a Top-up Event has occurred.

3.

Pursuant to Clause 11 (Mandatory Top-Up and Partial Withdrawal), we hereby demand that, no later than 6:00 p.m. (Vietnam time) on the second Business Day after the date of this Top-up Notice, being [●], you either prepay an amount of not less than USD[●] or deposit cash to the Collateral Account (VN OpCo) in an amount of not less than VND[●] in accordance Clause 11 (Mandatory Top-Up and Partial Withdrawal) to increase the Collateral Cover Ratio to equal to or greater than the Minimum Collateral Cover Ratio.

4.	This notice and any non-contractual obligations arising out of or in connection with it are governed by Vietnamese law.

[1]	To be sent via a specified email.

SCHEDULE 4

PART 1

AUTHORISED SIGNATORIES

Name:	Position	Specimen signature	Telephone number
[***]	ASEAN Head, Commercial Bank	/s/	[***]
[***]	Singapore Head, Mid Corporates Commercial Bank	/s/	[***]

PART 2

CALLBACK CONTACTS

Name	Position	Telephone number
[***]	Relationship Manager, Commercial Bank	[***]
[***]	Relationship Manager, Commercial Bank	[***]

SCHEDULE 5

FORM OF PAYMENT INSTRUCTION

Citibank, N.A., Hanoi Branch

Ground Floor, Floors 11, 12A and 12B, Horison Building, No. 40 Cat Linh Street, Cat Linh Ward, Dong Da District, Hanoi City, Vietnam

For the attention of: [Le Hong Thach– Head of Securities and Fund Services]

Fax:                  [***]

Citibank, N.A., Hong Kong Branch

10/F, Citi Tower, One Bay East,

83 Hoi Bun Road, Kwun Tong,

Kowloon, Hong Kong

For the attention of: Regional A&T Operations

Fax:                  [***]

Citibank, N.A., Hong Kong Branch

39th Floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong

For the attention of: Agency and Trust

Fax:                  [***]

[DATE]

Account Mortgage Agreement

We refer to the Mortgage Agreement over Collateral Account dated [    ] between [    ] and Citibank, N.A., Hanoi Branch, as Authorised Agent (the “Account Mortgage Agreement”). Words and expressions used in this Payment Instruction shall have the same meanings as in the Account Mortgage Agreement.

This Payment Instruction is being provided to you in accordance with Clause 12.3 (Role of the Authorised Agent) of the Account Mortgage Agreement. You are instructed to pay the following amount[s] from the Collateral Account (VN OpCo) specified below:

[Collateral Account [●]

(a)	[Correspondent Bank]

[SWIFT Code] /[ABA number (if US Dollars)]

(b)	[Beneficiary Bank]

[SWIFT Code] /[Sort Code]

(c)	[Account Name]

(d)	[Account Number]

(e)	[Reference, if applicable]

(f)	[Payment date]
Amount: [in words] Currency: [ ]]

N.B. Instructions to be received by the Authorised Agent by close of business (Vietnam time) 3 clear Business Days prior to the value date of the intended payment.

This Payment Instruction shall be governed by [English law.]

Yours sincerely,

For and on behalf of

CITIBANK N.A., SINGAPORE BRANCH as Secured Party

……………………………..

Authorised Person

SIGNATORIES

Securing Party
VNG CORPORATION

(Company Seal)

By:	/s/ Le Hong Minh
Name:	Le Hong Minh
Title:	Chief Executive Officer

Secured Party
CITIBANK N.A., SINGAPORE BRANCH

By:	/s/ Lin Hsiu Yi
Name:	Lin Hsiu Yi
Title:	Managing Director, Head of Commercial Bank

Borrower
BIGV TECHNOLOGY CORPORATION

(Company Seal)

By:	/s/ Ngo Vi Hai Long
Name:	Ngo Vi Hai Long
Title:	Director

Authorised Agent
CITIBANK, N.A., HANOI BRANCH

(Company Seal)

By:	/s/ Phung Van Tien
Name:	Phung Van Tien
Title:	Sales Head, Citi Commercial Bank Vietnam